Exhibit 99.1
Cavium Networks Contact:
Angel Atondo
Marketing Communications Manager
Tel: (650) 623-7033
Email: angel.atondo@caviumnetworks.com
Cavium Networks Completes Acquisition of MontaVista Software
MOUNTAIN VIEW, CA, December 18, 2009 — Cavium Networks (NASDAQ: CAVM), a leading provider of highly integrated semiconductor products that enable intelligent processing for networking, wireless, storage and video applications, today announced that they have completed their acquisition of MontaVista Software, Inc., finalizing an agreement that was announced on November 10, 2009.
MontaVista Software is a leader in multi-core embedded Linux operating systems, virtualization, development tools and professional services with a broad array of Tier-1 customers. Embedded Linux is fast becoming the operating system of choice for hundreds of millions of devices ranging from very large carrier grade equipment to consumer electronics. Traditionally embedded devices used a proprietary OS or commercial real-time operating system. However, there is a major trend towards using embedded Linux. This rapid adoption of Linux in embedded networking, wireless, consumer electronics, mobile devices and storage is driving the demand for a high quality, commercial grade embedded Linux along with support for multi-core processors and embedded virtualization.
Software is becoming an increasingly important part of the total multi-core processor solution and this acquisition will complement Cavium Network’s broad portfolio of multi-core processors to deliver more highly compelling, integrated and differentiated embedded solutions to the market.
The MontaVista brand name will continue to be used and MontaVista will maintain its own dedicated and focused engineering, sales and product management staff along with supporting multiple processor architectures from leading semiconductor vendors. MontaVista’s customers and partners will see no change in customer facing field operations and the web-based support and product download sites will be maintained. Art Landro, previously Executive Vice President of MontaVista’s Worldwide Field Operations, has been appointed as the President of MontaVista Software. Prior to joining MontaVista in 2007, Art Landro held Vice President positions at EMC Corporation, Documentum, Cadence Design, and General DataComm.
About Cavium Networks
Cavium Networks is a leading provider of highly integrated semiconductor products that enable intelligent processing in networking, communications, storage and video applications. Cavium Networks offers a broad portfolio of integrated, software-compatible processors ranging in performance from 10 Mbps to 40 Gbps that enable secure, intelligent functionality in enterprise, data-center, broadband/consumer and access and service provider equipment. Cavium Networks processors are supported by ecosystem partners that provide operating systems, tool support, reference designs and other services. Cavium Networks principal offices are in Mountain View, CA with design team locations in California, Massachusetts, India and Taiwan. For more information, please visit: http://www.caviumnetworks.com.
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Note on Forward-Looking Statements
This press release contains forward-looking statements regarding future events that involve risks and uncertainties. Words such as “will,” “plans” and “expect” and similar expression are intended to identify forward-looking statements. These forward-looking statements are based upon Cavium’s current expectations. Forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to technological advances; pricing pressures; general economic conditions; development of new products and technologies; whether Cavium is successful in marketing its products; the success of integrating MontaVista Software products with Cavium’s products and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Cavium’s business are set forth in the “Risk Factors” section of Cavium’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 3, 2009 and Cavium’s Form 10-K filed with the Securities and Exchange Commission on March 2, 2009. Cavium expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein.